Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form F-3 (Nos. 333-255960, 333-233905 and 333-252848) and Form S-8 (Nos. 333-214520 and 333-248419 and 333-269436) of our reports dated March 20, 2024, with respect to the consolidated financial statements of Nano Dimension Ltd. and the effectiveness of internal control over financial reporting.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel
March 21, 2024